Exhibit 24.1

CECO ENVIRONMENTAL CORP.

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of CECO Environmental Corp., a Delaware corporation (the “Registrant”), does hereby constitute and appoint each of Edward J. Prajzner, Jeffrey Lang and Benton Cook, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (1) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933 of Common Stock of the Registrant issuable in connection with the Registrant’s Second Amended and Restated CECO Environmental Corp. 2007 Equity Incentive Plan, (2) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 2nd day of September, 2015.

/s/ Jeffrey Lang	/s/ Edward J. Prajzner
Jeffrey Lang Chief Executive Officer and Director	Edward J. Prajzner Chief Financial Officer and Secretary

/s/ Jason DeZwirek	/s/ Arthur Cape
Jason DeZwirek Chairman of the Board and Director	Arthur Cape Director

/s/ Eric M. Goldberg	/s/ Claudio A. Mannarino
Eric M. Goldberg Director	Claudio A. Mannarino Director

/s/ Jonathan Pollack	/s/ Seth Rudin
Jonathan Pollack Director	Seth Rudin Director

/s/ Donald A. Wright
Donald A. Wright Director